Exhibit 10.20

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

**** INDICATES OMITTED MATERIAL THAT IS THE

SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

(*****) CONTRACT N° MP 3671

DATED APRIL 18th, 2005

DELIVERY PERIOD	:	from April 1st to December 31st, 2005.

BUYER	:	INNOPHOS FOSFATADOS DE MEXICO, S DE R.L. DE CV. (INNOPHOS FM) Domicilio Conocido S/N Complejo Industrial Pajaritos Carretera a Villahermosa KM.5 Coatzacoalcos; Veracruz. C.P.96380

MEXICO

(*****) CONTRACT N° MP 3671

DATED APRIL 18th, 2005

PHOSPHORIC ACID CONTRACT

(*****)

Between the undersigned:

MAROC PHOSPHORE SA (MP)

2, Rue Al Abtal – Hay Erraha – CASABLANCA

MOROCCO

represented by its President Director General

Mr. Mourad CHERIF

hereinafter called “the Seller”

on the one part,

and:

INNOPHOS FOSFATADOS DE MEXICO, S DE R.L. DE CV. (INNOPHOS FM)

Domicilio Conocido S/N Complejo Industrial

Pajaritos Carretera a Villahermosa KM.5

Coatzacoalcos;

Veracruz. C.P.96380

MEXICO

hereinafter called “the Buyer”

on the other part.

It has been agreed as follows:

MAROC PHOSPHORE S.A. sells to the Buyer, who accepts, phosphoric acid under General Conditions governing (*****) attached hereto as schedule 1, and which constitute an integral part of this contract, unless otherwise expressly stipulated in the particular conditions hereafter.

PARTICULAR CONDITIONS

1. PRODUCT

Phosphoric acid as per specifications attached hereto as schedule 2.

(*****) CONTRACT N° MP 3671

DATED APRIL 18th, 2005

2. QUANTITY

(*****) P2O5 of phosphoric acid +/-5%.

3. DELIVERY PERIOD

From April 1st, 2005 to December 31st, 2005.

4. LOADING PORT

Safi (MOROCCO)

5. DISCHARGING PORT

Coatzacoalcos (MEXICO)

6. ULTIMATE DESTINATION

Mexico.

7. PRICE

The (*****) to be determined for each cargo on the basis of (*****) per metric ton P2O5 CFR Coatzacoalcos (*****) per metric ton solution.

8. INVOICING AND PAYMENT

Notwithstanding provisions of paragraph B (first alinea) of Article 7 of (****) General Conditions annexed hereto, the settlement of MP’s invoices is to be made in US Dollars by way of telegraphic bank transfer at 30 (Thirty) days from the bill of lading date in favor of MAROC PHOSPHORE SA, through BANQUE MAROCAINE DU COMMERCE EXTERIEUR 3, Rue Boudreau 75009 Paris (France). All banking charges shall be borne by the Buyer.

In case of delay, for whatever reason, any amount remaining to be paid is to be increased by an interest to be calculated as from the 31st (Thirty First) day following the bill of lading date on the basis of the interest rate mentioned in Article 7/C of (****) General Conditions.

Other terms of Article 7 governing General Conditions remain valid.

(****) CONTRACT N° MP 3671

DATED APRIL 18th, 2005

9. WEIGHING - SAMPLING

The Buyer has the option to be presented or represented at the weighing operations which shall be made while acid is being loaded on the tanker. Should this faculty not be used, these operations as performed by the Seller shall be considered final and only results thereof shall be binding.

10. LOADING RATE

To be agreed when chartering the vessels, being understood that the maximum applicable loading rate should not exceed 400 metric ton per hour.

11. DEMURRAGE RATE

•	(*****), fractions prorate, for M/T Stolt Span bill of lading date 01/05/2005,

•	(*****), fractions prorate, for the other cargoes to be loaded during 2005.

12. OTHER CONDITIONS

As product is sold in its actual state, paragraph B of Article 4 and Article 5 of governing General Conditions annexed hereto shall not apply to the present (*****) contract.

MADE OUT IN DUPLICATE

At		At Casablanca On April 18th, 2005
INNOPHOS FM		MAROC PHOSPHORE S.A.

By: Mourad CHE

	[SEAL]	/s/ Mourad CHE
PRESIDENT DIRECTOR GENERAL

(*****) CONTRACT N° MP 3671 DATED APRIL 18th, 2005

SCHEDULE I

PHOSPHORIC ACID

GENERAL CONDITIONS GOVERNING (*****)

1. SPECIFICATIONS

The product delivered by the seller shall (*****) phosphoric acid.

2. DELIVERIES

A/ – Deliveries shall be made on board vessels chartered by the Buyer and shall be spread as evenly as possible over all the duration of the sale contract.

At least sixty (60) days prior to the beginning of each calendar quarter, both parties shall agree on a schedule of the deliveries to be made throughout the said quarter, setting forth the quantity of each cargo and the approximate date of loading.

Within the aforementioned quarterly schedule, and at least fifteen (15) days before the planned loading date for each cargo, the Buyer shall have to obtain the “stem” from the Seller before final chartering of the vessel.

Such request for “stem” should indicate the name and flag of the vessel, her length and draft, the quantity to load and the laydays.

B/ – In Morocco, it shall be the option of the Seller to load either at the port of Safi or at the port of Jorf Lasfar. Such option shall however be announced by the Seller at the latest when he receives the seventy two (72) hours notice provided for under Article 3 below.

C/ – As soon as the vessel has left the loading port, the Seller shall inform the Buyer, by telex or telegraph, of the quantity loaded as well as the day and the time of departure of the vessel, her estimated date of arrival at the unloading port and, should it be the case, the amount of disbursements or the part of disbursements which has not been paid in cash.

3. CHARTERING CONDITIONS

Chartering of vessels for transportation of acid shall be concluded by the Buyer under the conditions listed below. In case the Charter Party concluded by the Buyer does not, for whatever reason, include such conditions or if the ship’s Master refuses to abide by them, the Seller shall debit the Buyer with any ensuing difference.

A/ – Arrival notice

Seventy two (72) hours at least before arrival at the loading port, the ship’s Master shall telegraph to the Shippers stating the vessel’s probable date of arrival there, otherwise the Shippers shall be entitled to delay, up to twelve (12) hours, the acceptance of the notice of readiness tendered by the ship’s Master.

The same notice should be renewed forty eight (48) and twenty four (24) hours before the vessel’s arrival.

MAROC PHOSPHORE	(*****) CONTRACT N° MP 3671 DATED APRIL 18th, 2005

SCHEDULE I

PHOSPHORIC ACID
General conditions governing (*****)	page 2

B/ – Agency

At the loading port, the vessel shall be consigned, for her cargo and for customs clearance, to the shippers or their Agents and the Shipowner shall pay agency fees accordingly with the rates in force.

C/ – Expenses at the loading port

The Shipowner shall pay all usual port dues and expenses, all tolls (“peage” dues), quay dues and particular taxes at the rates applicable at the bill of lading date, as well as all other customary charges payable by the vessel at the loading port.

The Shipowner shall pay in cash all the vessel’s disbursements due by them under the provisions of the Article.

Prior to arrival of the vessel in the loading port, the Shipowner shall credit the Shippper’s account, at a bank to be indicated by the Seller, with a sufficient deposit to cover disbursements. The Shippers shall readjust this operation when relevant documents on disbursements account and timesheet are received.

Should the amount of such deposit not be sufficient to cover actual disbursements, the Seller shall reserve the right to refuse loading or to keep the vessel until such time when necessary funds are received.

In case the Shipowner fail to pay the disbursements above, the Buyer shall remain responsible for their final settlement increased by an interest on arrears of 1 for each month as from the bill of lading date, a portion of a month being counted as a whole month.

D/ – Time counting at the loading port

Laytime shall commence either six (6) hours after the ship’s Master has notified the Shippers or their Agents by letter, wireless, telegraph or telephone that his vessel has arrived and is ready to load, or from the moment when hose have been connected to the Shippers’ facilities if such connection has been performed before the six (6) hours delay mentioned above.

If the loading berth is free when the vessel arrives, the notice tendered by the ship’s Master can be accepted only after berthing of the vessel. If such is not the case, it shall be accepted as soon as the vessel reaches the usual anchorage. In all cases, the notice cannot be accepted before the commencement of laydays agreed upon when the vessel was chartered.

E/ – Loading

1 – The cargo shall be loaded on board the vessel by the shippers by day and by night, including Sundays and legal holidays, without any expense for the vessel.

2 – Time allocated for such operation shall be as follows:

18	hours for cargoes of up to 3.500 metric tons

24	hours for cargoes of 3.501 to 7.000 metric tons

30	hours for cargoes of 7.001 to 10.500 metric tons

36	hours for cargoes of 10.501 to 15.000 metric tons

48	hours for cargoes above 15.000 metric tons.

3 – The ship shall be loaded at one or two berths, at the option of the Shippers. In the case of loading performed at two (2) berths, shifting charges shall be for the account of the Shipowner and shifting time shall

MAROC PHOSPHORE	(*****) CONTRACT N° MP 3671 DATED APRIL 18th, 2005

SCHEDULE I

PHOSPHORIC ACID :

General conditions governing (*****)	page 3

not count within time used for loading. However, waiting time before shifting or before the resuming of loading shall count as time used.

4 – Demurrage, if any, shall be paid by the Seller at the rate agreed upon in the sale contract.

5 – If the vessel, when she has berthed, has to leave her berthing due to weather conditions, time thus lost shall not count as time used and all costs pertaining to the vessel’s shifting shall be borne by the Shipowner.

F/ – Except where otherwise provided for in this Article, the other chartering conditions shall be those of Asbatankvoy Charter Party.

4. WEIGHING - SAMPLING

A/ – The Buyer has the faculty to be present or represented at the weighing operations which shall be made while acid is being loaded on the vessel. Should this faculty not be used, these operations as performed by the Seller shall be considered final and only results thereof shall be binding.

B/ – During the loading operations, acid samples shall be drawn according to the usual methods and shall be carefully mixed. The aggregate sample resulting from these operations shall be used to make up four (4) sample polyethylene bottles to be sealed and stamped by the Seller.

One bottle shall be sent to the buyer by the ship’s mail or, upon express request from the Buyer, by postal mail. A second bottle shall be used by the Seller for the determination, through the Perrin Wilson Dahlgren method, of phosphorus pentoxide (P205) content to count as the basis for establishing the invoice. The remaining bottles shall be kept by the Seller for a period of six (6) weeks starting from the date of the acid unloading into the Buyer’s reception tanks.

The Buyer has also the faculty to be present or represented at the sampling operations. In this case the sample bottles shall be sealed jointly by both parties and one bottle shall be handed over to the Buyer or his representative.

In case the Buyer is neither present nor represented at the sampling operations, such operations as performed by the Seller shall be considered final and only samples thus drawn by the Seller shall be binding.

5. ANALYSES

A/ – Any disagreement which may occur over the phosphorus pentoxide content of acid shall be notified in writing by the Buyer to the Seller not later than thirty (30) days after the unloading of the cargo into the Buyer’s reception tanks. In this case, one of the samples kept by the Seller shall be submitted by the latter to the arbitration laboratory agreed upon by both parties for determination of phosphorus pentoxide content according to the Perrin Wilson Dahlgren method. Results of this analysis shall be binding for both parties.

B/ – In case the positive or negative difference between the P2O5 contents resulting from such analysis and from the Seller’s analysis is below or equal to 0.20 P205, the Seller’s invoice shall be deemed final. If such is not the case, the Seller shall issue and forward to the Buyer a debit or credit note corresponding to the variation between the content shown by the Seller’s analysis and the content shown by the arbitration laboratory analysis.

C/ – The cost of the arbitration analysis shall be borne by the Seller if, following such analysis, the Seller has to issue a credit note for the Buyer’s benefit. In any other case, this cost shall be borne by the Buyer.

MAROC PHOSPHORE	(*****) CONTRACT N° MP 3671 DATED APRIL 18th, 2005

SCHEDULE I

PHOSPHORIC ACID :
General conditions governing (*****)	page 4

D/ – Request for an arbitration analysis can in no case be invoked by the Buyer for the postponement of payments whatsoever.

6. PRICE

A/ – The price agreed upon applies to one metric ton of phosphorus pentoxide (P205), the product being delivered (****) at the loading port.

B/ – With the exception of export tax, all dues, duties and taxes to be paid under the regulations in force on goods or services or on the vessel for these goods or services when leaving the loading port, including dues, duties and taxes related to import into the receiving country, are not included in the price and shall therefore be borne by the Buyer when they are not at the shipowner’s expenses.

7. INVOICING AND PAYMENT

A/ – The invoice for each shipment shall be due at the date of the bell of lading. It shall be established, as soon as loading is over, on the basis of the bill of lading weight and of the phosphorus pentoxide (P205) content of acid as determined by the seller.

B/ – The settlement of the invoice shall be made by way of irrevocable documentary letter of credit, confirmed by a first class international bank, to be paid at sight against the documents agreed upon by both parties prior to shipment. This letter of credit is to be opened fifteen (15) days before the vessel’s loading date in favour of the seller with a bank to be indicated by the letter, It should remain valid for a period of sixty (60) days , which may be extended on the request of either party. Such letter of credit is governed by the Uniform customs and practice for Documentary Credits published by the International chamber of Commerce (1983 revision, publication Nr 400). All bank charges regarding in particular the opening, amendment, modification, confirmation and negotiation of the letter of credit shall be borne by the Buyer.

Debit notes shall be settled in cash by telegraphic transfer. The Buyer, as soon as he issues instructions to the bank for payment, shall send to the seller to telex specifying the amount paid, the value date and the corresponding invoices and notes.

C/ – In case of delay, for whatever reason, in the settlement of all or part of the amount due to the Seller, the amount remaining to be paid shall be increased by an interest to be calculated, in case of invoices and notes annexed thereto, as from the fifteenth (15th) day following the bill of lading date, and, in case of separate debit notes, as from the fifteenth (15th) day following the date borne on these. In both cases, such calculation shall be made on the basis of the London Interbank offered Rate (Libor) at six (6) months, as it is quoted on the date of the bill of lading, increased by a margin of three (3) per cent per year. Interests on arrears shall themselves be increased, under the same conditions as those applied to the principal sum, by interests to be calculated after each period of six (6) months, No dues, taxes or duties to be paid in relation with the settlement of interests in the Buyer’s country shall be borne by the Seller. The payment of interests shall be made without any deduction whatsoever.

D/ – Each delivery being considered as a separate deal, the Seller any suspend deliveries for non-settlement of an invoice or a debit note.

If the Buyer goes into liquidation or bankruptcy or if he fails, whatever the reason be, to conform to the payment conditions agreed upon, the seller shall reserve the right to cancel the contract with respect to floating, the seller may exercise his right to retain the cargo or the part of the cargo attributed to the Buyer.

MAROC PHOSPHORE

SCHEDULE I	(*****) CONTRACT N° MP 3697 DATED APRIL 18th, 2005

PHOSPHORIC ACID :
General conditions governing (*****)	page 5

In both cases, the Buyer shall remain accountable for the possible charges and damages thereof.

8. INSURANCE

Product shall be considered to have been delivered at the moment when it has actually passed onboard the vessel at the loading port.

Insurance on the value of the cargo covering all risks, be they marine or other, shall not be borne by the Seller who declines any responsibility for damages which may occur to the cargo from the moment when acid has been loaded.

In case of loss of all or part of the cargo, the seller may either consider that the contract has been performed as regards the quantity lost or deliver an equivalent quantity under the same condition.

9. RESALE AND ASSIGNMENT

The acid shall be used in the Buyer’s own plants. It may not be resold as such without the Seller’s written consent.

Should the Buyer lose, through transfer of ownership or merger or for any other reason, the property of his plants as they stand at the time of signature of the sale contract, the quantities of acid remaining to be delivered shall be assigned, with the seller’s consent, to the new owners or successors, whether universal or not.

The Seller shall however reserve the right simply to cancel the delivery of such quantities and the cancellation in such case shall give rise to no identity.

10. FORCE MAJEURE

Any war, any prohibition or restriction, from a Government or local authority, affecting either the receiving country or the areas involved in the shipping of acid, floods, cyclones, earthquakes, fires, epidemics, general or partial strikes, whenever they may occur, look-outs, stoppage of production in the seller’s or the Buyer’s operations and any other cause beyond the control of the Buyer or the Seller and which impedes production, loading, transportations, unloading or utilisation of the acid, represent, by express agreement a case of force majeure. The only justification to be produced by the party affected shall be the evidence of the event invoked.

In a case such as mentioned above, shipments may be suspended until such hindrances are overcome or removed.

The party affected by such event shall immediately inform the other party by registered letter and both parties shall discuss steps to be taken in order that, to the best of their ability, the detrimental consequences to both parties of the situation of force majeure be lessened.

11. ARBITRATION

All disputes arising in connection with the sale contract shall be finally settled through arbitration to take place in Casablanca under the Rules of Conciliation and Arbitration of the International Chamber of Commerce of Paris by one or more arbitrators appointed in accordance with these Rules, Moroccan Law being applied as to the substance of the matter.

Judicial acceptance and enforcement of the arbitration award may be requested by either party from any court having Jurisdiction, in any country, on submission of the original copy or a duly certified copy of the award as well as the original copy or a duly certified copy of the sale contract.

The termination of the sale contract shall not prejudice any rights

MAROC PHOSPHORE
SCHEDULE I
(*****) CONTRACT N° MP 3671
DATED APRIL 18th, 2005

PHOSPHORIC ACID :
General conditions governing (*****)	page 6

accruing at or before or in connection with the termination thereof or any remedies or proceedings with respect to such rights. The provisions of the sale contract with regard to arbitration shall have effect notwithstanding the termination thereof.

MADE OUT IN DUPLICATE
At		At Casablanca
On		On April 18th, 2005

THE SELLER,

THE BUYER,		Mourad CHERIF

	[SEAL]	/s/ Mourad CHERIF
PRESIDENT \DIRECTOR GENERAL

(*****) CONTRACT N° MP 3671
DATED APRIL 18th, 2005

SCHEDULE 2

PHOSPHORIC ACID

SPECIFICATIONS

ELEMENTS	INDICATIVE SPECIFICATIONS
P2O5	(	*****)
SO3	(	*****)
CaO	(	*****)
MgO	(	*****)
Fe2O3	(	*****)
AL2O3	(	*****)
F	(	*****)
Solids	(	*****)
Cl	(	*****)

ABOVE SPECIFICATIONS ARE GIVEN ON INDICATION BASIS.